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                                                                   EXHIBIT 10.34

                             FIRST AMENDMENT TO THE
                           MORRISON RESTAURANTS INC.
                           DEFERRED COMPENSATION PLAN


     THIS FIRST AMENDMENT is made on this ____ day of March, 1996, by MORRISON RESTAURANTS INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Delaware.


                              W I T N E S S E T H:
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     WHEREAS, the Primary Sponsor maintains the Morrison Restaurants Inc.
Deferred Compensation Plan (the "Plan"), which was established by indenture dated December 18, 1989;

     WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of the Primary Sponsor, the Primary Sponsor contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

     WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the Distributions will affect participation by certain Plan members;

     NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:


1. By deleting from the head language of the cover page the parenthetical phrase "(hereinafter called the `Primary Sponsor')."


2.   By adding a new Section 1.16A as follows:

          "1.16A  `Plan' means the Morrison Restaurants Inc. Deferred
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     Compensation Plan; provided, however, that in the event Morrison
     Restaurants Inc. is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase `Deferred Compensation Plan'."


3.   By adding a new Section 1.19A as follows:

          "1.19A  `Primary Sponsor' means Morrison Restaurants Inc. or its
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     successor in interest."
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4.   By deleting the existing Section 1.23 and substituting therefor the following:

          "1.23  `Valuation Date' means the last day of each month, any date
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     subsequent to a monthly Valuation Date for purposes of paying a Member's
     Accrued Benefit or any other day which the Plan Administrator declares to be a Valuation Date."

5.   By adding a new Section 3.4 as follows:

          "3.4 No deferral or matching credits shall be made by or on behalf of any Member with respect to Annual Compensation otherwise payable to the Member by either Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. following the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Primary Sponsor."


6.   By adding a new final clause to Section 4.3(a):

     "; provided, however, that the Plan Administrator designate other rates of return for all or portions of Company Matching Accounts or may permit selection of other designated rates of return for all or portions of Company Matching Accounts by Members to the extent and subject to such conditions as the Plan Administrator may prescribe."


7. By deleting Section 7.1 in its entirety and by substituting therefor the following:

          "7.1 Upon the retirement of a Member while employed by a Plan Sponsor or Affiliate or upon the death of a Member, the Accrued Benefit of the Member shall be determined as of the Valuation Date coinciding with or immediately preceding the Member's Retirement Date or death, increased by Deferral Amounts and amounts credited pursuant to Plan Section 4.2 thereafter and adjusted for the appropriate designated rates of return and any other amounts credited pursuant to Plan Section 4.3 through the Valuation Date immediately preceding the date the Accrued Benefit is paid. Payment of the Member's Accrued Benefit shall commence no later than sixty
     (60) days after the Retirement Date or death of the Member."


8. By deleting Section 8.1 in its entirety and by substituting therefor the following:

          "8.1 A Member shall be considered to have terminated employment with the Plan Sponsor or any Affiliate on the date determined by the Plan Administrator. Transfer of a Member from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Member. For purposes of this Section and Section 7, Morrison Fresh Cooking,

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     Inc. and Morrison Health Care, Inc. shall be deemed to be Affiliates of the
     Primary Sponsor from and after the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Primary Sponsor."


     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

                              MORRISON RESTAURANTS INC.


                              By:______________________________________

                              Title:___________________________________


ATTEST:

___________________________

Title:
      _____________________

        [CORPORATE SEAL]

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